UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 8, 2011

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Zix Corporation (“Company”) held an annual meeting of shareholders on June 8, 2011. At the meeting, the Company’s shareholders voted on the following proposals:
Proposal 1 Election of Directors
Shareholders approved the election of the following individuals as Directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Robert C. Hausmann	24,333,817	4,616,943	30,101,577
James S. Marston	27,091,268	1,859,492	30,101,577
Maribess L. Miller	27,061,731	1,889,029	30,101,577
Antonio R. Sanchez III	26,023,936	2,926,824	30,101,577
Richard D. Spurr	26,420,010	2,530,750	30,101,577
Proposal 2 Ratification of auditors
Shareholders ratified the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2011.

For	Against	Abstain	Broker Non-votes
56,514,858	199,951	2,337,528	0
Proposal 3 “Say on Pay”
Shareholders approved the following resolution: “Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

For	Against	Abstain	Broker Non-votes
27,189,383	1,285,206	476,171	30,101,577
Proposal 4 “Say When on Pay”
Shareholders approved holding an annual advisory vote on the compensation of the Company’s named executive officers.

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-votes
14,904,239	2,696,240	10,874,109	476,172	30,101,577
Proposal 5 Reincorporation in Delaware
The proxy statement described a proposal to approve the merger of the Company into a newly formed Delaware subsidiary resulting in the reincorporation of the Company in Delaware. That proposal was withdrawn from consideration and no vote on that proposal was conducted at the meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: June 10, 2011	By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

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